Rubin Investment Group

                    MERGER AND ACQUISITION ADVISOR AGREEMENT

Merger and Acquisition Advisor Agreement dated as of the 29th day of August 2003, by and between Rubin Investment Group, Inc. ("RIG"), with a principal place of business at 10940 Wilshire Boulevard, 11th Floor, Los Angeles, California 90024 and The Classica Group, Inc. (the "Company") with a principal place of business at 2400 Main Street, Suite 12, Sayreville, New Jersey 08872.

                               W I T N E S S E T H
                          - - - - - - - - - - - - - - -

WHEREAS, RIG will be introducing the Company to other corporate entities ("Candidates"), for the purpose of the Company possibly effecting an acquisition of or other business combination ("Transaction") with the Candidate, subject to the satisfaction of certain conditions, including the satisfactory completion of a due diligence review of anything the Company considers, in its sole discretion, to be reasonable necessary to review in order to make its decision to consummate the Transaction, including but not limited to the Candidate's books, records, financial statements, assets and operations. RIG will not be responsible for any of the accounting, legal, or fees for accounting or legal should any transactions be consummated by the Company with any other entities. RIG will solely act as an Advisor to the Company.

NOW THEREFORE, the parties hereto agree as follows:

1. Due Diligence. RIG shall engage in due diligence of The Classica Group as it deems appropriate. In order for RIG to conduct a thorough financial analysis of the company. RIG shall make its best efforts to review all publicly available financial information, including public filings and historical financial statements, corporate business plans, sales contracts, customer acquisitions or lists and letters of intent and prior research readily available in the public domain.

2. Term. This Agreement shall be for the period of one year from the date contract is executed by both parties.


3. Compensation. As compensation to RIG, Company shall grant to RIG six hundred thousand (600,000) options to purchase common stock of The Classica Group (Stock Symbol: TCGI) at seventy five cents ($.75) per share (last trade at the close of Thursday August 28th (8-28-2003) was $.75). The Company agrees to register the shares underlying this option on a Form S-8 Registration.

4. Payment of Expenses. RIG agrees to pay its own expenses in promoting any Merger and Acquisition transactions and preparing the Evaluation Report.


5. Independent Contractors. RIG is an independent contractor and not an agent, servant or employee of the Company. RIG shall have no authority to bind the Company.

6. Liquidated Damages. In the event that Company fails to register the Shares to RIG five (5) days following to execution of this agreement, or breaches any obligation, representation or warranty hereunder, Buyer shall be entitled to recover from Company as liquidated damages and not as a penalty, the sum of two hundred thousand dollars ($200,000). The parties agree that it is impractical to measure RIG's damages if the Shares are not delivered or if there is any breach of this Agreement and that the liquidated damages are a reasonable estimate of such damages.


7. Confidentiality. RIG agrees that it will not at any time during the term of this Agreement and at any time thereafter, disclose any confidential knowledge or information regarding the Company to any persons unless it receives the written consent of the Company to such disclosure or the information ceases to be confidential by reason of (i) its public disclosure by the Company, (ii) its becoming generally and publicly known, or (iii) its becoming known by RIG through a third party who is not bound by any Confidentiality Agreement.

8. Non-Disclosure. No person or entity, other than the Company, shall be entitled to make use of or rely upon the advice, services or materials rendered or prepared by RIG hereunder and the Company shall not directly or indirectly disseminate, distribute or otherwise make available any advice, services or materials prepared by RIG without prior RIG consent.

9. No Liability and Indemnification. With regard to the services to be performed by RIG pursuant to the terms of this agreement, RIG shall not be liable to the Company, or anyone who may claim any right due to any relationship with the Company, for any acts, omissions, in the performance of services on the part of RIG or on the part of the agents, or employees of RIG, except when said acts, errors or omissions of RIG are due to willful misconduct or gross negligence. The Company shall hold RIG free and harmless from any obligations, costs, claims, judgements, attorney's fees and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of RIG and RIG is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction. In such event no action shall be entertained by said court or any court of competent jurisdiction is filed more than one (1) year subsequent to the date of the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable. In the absence of gross negligence, neither RIG nor any associate, officer, employee, affiliate, director or stockholder of RIG shall be subject to any liability to the Company or to any officer, employee, director or stockholder for any act or omission in the course of, or in connection with, or for any error, inaccuracy or omission, material or otherwise, which may appear in any review document or other information furnished to or on behalf of the Company.

              If for any reason the foregoing indemnification is unavailable to RIG or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by RIG as a result of such loss, claim, damage, or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company, its shareholders and/or its affiliates on the one hand and RIG on the other but also the relative fault of the Company and RIG, as well as any relevant equitable considerations.

10. Miscellaneous. This Agreement embodies the entire agreement and understanding of the parties hereto and supercedes all prior agreements and understanding written or oral, relating to the subject matter hereof, and may not be modified or amended or any of its terms or provisions waived or discharged, except in writing, signed by the party against whom such modification, waiver or discharge is sought to be enforced.

              This Agreement is not assignable without the prior written consent of the other party. The obligations of RIG hereunder are intended solely for the benefit of the Company and RIG shall not have any obligations hereunder to any parties other than the Company.

              Each of RIG and the Company represents that this Agreement has in all respects been duly authorized, executed and delivered by and on behalf of itself. The covenants of the Company contained in the paragraphs under the headings "No Liability and Indemnification" and "Non-Disclosure" shall survive expiration of the term. During the term, RIG shall be free to consult and conduct business for and with others, including competitors of the Company and to engage in activities similar to those contemplated hereunder whether for its own account or for the account of others. All rights and obligations in connection herewith shall be interpreted, construed and enforced in accordance with and governed by the applicable laws of the State of California. RIG and the Company consent to the jurisdiction of the Federal and State courts located in California for the commencement of any action arising out of this Agreement.


              IN WITENESS WHEREOF, the undersigned have executed this Agreement as of the day and date first above written.


                               Rubin Investment Group, Inc.


                               By: /s/ Dan Rubin
                                       Dan Rubin
                                       CEO


                               The Classica Group, Inc.


                               By: /s/ Scott Halperin
                                       Scott Halperin
                                       Chairman and CEO